UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) November 29, 2006
BioScrip, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-28740 (Commission File Number)	05-0489664 (IRS Employer Identification No.)

100 Clearbrook Road, Elmsford, New York (Address of Principal Executive Offices)	10523 (Zip Code)
Registrant’s telephone number, including area code (914) 460-1600

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
     On November 29, 2006, BioScrip, Inc. (the “Company”) entered into a Restated Employment Agreement (the “Restated Employment Agreement”) with Richard H. Friedman. Pursuant to the terms of the Restated Employment Agreement, BioScrip agreed to continue to employ Mr. Friedman as the Company’s Chief Executive Officer, President and Chairman for the period commencing June 1, 2006 and continuing through and including May 31, 2008 at an initial base salary of seven hundred thirty seven thousand eight hundred eleven ($737,811.00) dollars per annum. In addition, on the first business day of each year during the term of the Restated Employment Agreement Mr. Friedman will be entitled to receive, at the Company’s option, (i) a grant of options to purchase 200,000 shares of the Company’s common stock (the “Options”) or (ii) such number of shares of restricted stock as is determined by establishing the value of the Options (determined under the Black-Sholes methodology). During the term of the Restated Employment Agreement Mr. Friedman is also eligible (i) to receive a bonus each calendar year under the Company’s then applicable short- and long-term bonus or other incentive plans (with a maximum target payment equal to 60% of his annual salary); and (ii) to participate in the Company’s benefit programs.
     If Mr. Friedman’s employment is terminated early due to his death, (i) he is entitled to receive his salary and other benefits earned and accrued through the date of his death, (ii) his estate or beneficiaries shall be entitled to receive a pro rata bonus for the year in which such death occurred, (iii) all options shall fully vest and be exercisable by his estate for one year following his date of death, (iv) all unvested shares of restricted stock shall fully vest, and (iv) to the extent possible, his beneficiaries and/or estate shall become vested in any pension or other deferred compensation other than pension or deferred compensation under a plan intended to be qualified under Section 401(a) or 403(a) of the Internal Revenue Code of 1986, as amended (the “Code”).
     If Mr. Friedman’s employment is terminated early due to his disability (as defined in the Restated Employment Agreement), (i) he is entitled to receive his salary and other benefits earned and accrued through the date of termination, (ii) he shall be entitled to receive a pro rata bonus for the year in which termination occurred, (iii) all unvested options shall fully vest and (together with any other vested options then held by Mr. Friedman) may be exercised by for one year following termination, and (iv) all unvested shares of restricted stock shall fully vest. In addition, if Mr. Friedman should remain disabled for six months following his termination, he shall also be entitled to receive for a period of two years following termination, his annual salary at the time of termination (less any proceeds received by him on account of Social Security payments or similar benefits and the proceeds of any Company provided long-term disability insurance), continuing coverage under all benefit plans and programs to which he was previously entitled and, to the extent possible, his beneficiaries and/or estate shall become vested in any pension or other deferred compensation other than pension or deferred compensation under a plan intended to be qualified under Section 401(a) or 403(a) of the Code.
     If the Company terminates Mr. Friedman for “Cause” (as defined in the Restated Employment Agreement), (i) he shall be entitled to receive his salary and other benefits earned and accrued through the date of termination, (ii) all vested and unvested stock options shall lapse and terminate immediately, and (iii) all unvested restricted stock shall be forfeited.
     If the Company terminates Mr. Friedman’s employment without “Cause” or if he terminates his employment for “Good Reason” (as defined in the Restated Employment Agreement), (i) he shall be entitled to receive his salary and other benefits earned and accrued through the date of termination, (ii) he shall be entitled to receive a pro rata bonus for the year in which termination occurred, (iii) all unvested options shall fully vest and (together with any other vested options then held by Mr. Friedman) may be exercised by for one year following termination, and (iv) all unvested shares of restricted stock shall fully vest. In addition, he will be entitled to receive, (A) for the longer of two years following termination or the period of time remaining under the tem of the Restated Employment Agreement, his annual salary at the time of termination, (B) continuing coverage for two years following termination of employment under all benefit plans and programs to which he was previously entitled, and (C) he shall become vested in any pension or other deferred compensation other than pension or deferred compensation under a plan intended to be qualified under Section 401(a) or 403(a) of the Code. A non-renewal of the Restated Employment Agreement upon expiration of the term shall be deemed a termination of Mr. Friedman’s employment without Cause.
     If within one year following a “Change of Control” (as defined in the Restated Employment Agreement) Mr. Friedman is terminated by the Company or any successor, or within such one year period he elects to terminate his employment due to a material reduction in his duties or relocates him, (i) he shall be entitled to receive his salary and other benefits earned and accrued through the date of termination, (ii) he shall be entitled to receive a pro rata bonus for the year in which termination occurred, (iii) all unvested options shall fully vest and (together with any other vested options then held by Mr. Friedman) may be exercised for one year following termination, and (iv) all unvested shares of restricted stock shall fully vest. In addition, Mr. Friedman will be entitled to receive, for the longer of three years following termination or the period remaining in his term of employment under his employment agreement, his annual salary at the time of termination, continuing coverage under all benefits plans and programs to which he was previously entitled and to the extent possible, his beneficiaries and/or estate shall become vested in any pension or other deferred compensation other than pension or deferred compensation under a plan intended to be qualified under Section 401(a) or 403(a) of the Code.
     Mr. Friedman may not directly or indirectly (other than with the Company) participate in the United States in any business competitive with the business of the Company during the term of employment and for one year following the later of his termination or his receipt of severance payments. Similarly, during the term and for a period of two years following termination, Mr. Friedman may not solicit or otherwise interfere with the Company’s relationship with any present or former Company employee or customer. Mr. Friedman has also agreed to keep confidential during the term of employment and thereafter all information concerning the Company and its business.
     The foregoing summary is qualified in its entirety by reference to the complete text of the Restated Employment Agreement, a copy of which is filed with this report as Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits. The following are furnished as exhibits to this Current Report:

Exhibit No.	Description of Exhibit

10.1	Restated Employment Agreement, dated November 29, 2006, between BioScrip, Inc. and Richard H. Friedman.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: December 4, 2006	BIOSCRIP, INC.
	By:	/s/ Barry A. Posner
Barry A. Posner,
Executive Vice President, Secretary and General Counsel

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